SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 2, 1998


                                 Medtronic, Inc.
             (Exact name of Registrant as Specified in its Charter)


                                    Minnesota
                 (State or Other Jurisdiction of Incorporation)



         1-7707                                                  41-0793183
(Commission File Number)                                        (IRS Employer
                                                             Identification No.)


                            7000 Central Avenue N.E.
                        Minneapolis, Minnesota 55432-3576
              (Address of Principal Executive Offices and Zip Code)


                                 (612) 514-4000
              (Registrant's telephone number, including area code)



                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)



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Item 5.           Other Events

         On November 2, 1998, the Registrant issued a press release announcing the signing of a merger agreement to acquire Sofamor Danek Group, Inc. Subject to the terms and conditions of the merger agreement, shares of SDG will be converted into shares of the Registrant pursuant to the conversion ratio set forth therein and described in the press release. There are outstanding approximately 27 million SDG shares and options to acquire approximately 5.5 million SDG shares. The full text of the press release is set forth in Exhibit 99 attached hereto and is incorporated in this Report as if fully set forth herein.

Item 7.           Financial Statements and Exhibits

         Exhibit 99. Press release dated November 2, 1998.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 MEDTRONIC, INC.



                                 By   /s/ Robert L. Ryan
Date  November 9, 1998           Robert L. Ryan
                                 Senior Vice President and Chief
                                 Financial Officer

                                  EXHIBIT INDEX

                                 Medtronic, Inc.
                             Form 8-K Current Report
                             Dated November 2, 1998




Exhibit Number             Description

         99                         Press release dated November 2, 1998